SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

November 12, 2015

Date of Report (date of earliest event reported)

INTEVAC, INC.

(Exact name of Registrant as specified in its charter)

State of Delaware	0-26946	94-3125814
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

3560 Bassett Street

Santa Clara, CA 95054

(Address of principal executive offices)

(408) 986-9888

(Registrant’s telephone number, including area code)

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definite Agreement.

(a)	On November 12, 2015, the Registrant entered into a Share Repurchase Agreement with Northern Right Capital Management, L.P. and certain of its affiliated funds, including on behalf of a managed account (collectively, “NRC”), whereby the Registrant repurchased 1,483,171 shares of its common stock (or approximately 6.8% of the outstanding common stock) from NRC in a privately negotiated transaction at an purchase price of $4.98 per share, for an aggregate purchase price of approximately $7.4 million.

The repurchase was made in conjunction with Intevac’s existing stock repurchase program. After giving effect to the repurchase of these shares and previous repurchases made under the stock repurchase program, Intevac will have repurchased approximately $28.6 million under the program since its adoption.

The foregoing summary of the Share Repurchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Share Repurchase Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

(b)	Concurrently, the Registrant entered into an Amendment to its December 9, 2013 Agreement with Northern Right Capital Management, L.P. (then known as Becker Drapkin Management, L.P.) and related parties (collectively, the “NRC Group”), whereby the Registrant extended its commitment to include Matthew R. Drapkin in its slate of nominees for election to the Registrant’s Board of Directors to include the Registrant’s 2016 Annual Meetings of Stockholders and to solicit proxies in favor of his election to the Board at such meeting. In return, the NRC Group agreed to extend the standstill provisions contained in the original agreement until 30 days prior to the advance notice deadline for the Registrant’s 2017 Annual Meeting of Stockholders.

The foregoing summary of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, which is attached as Exhibit 10.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

10.1	Share Repurchase Agreement, dated as of November 12, 2015, by and among Intevac, Inc., Northern Right Capital Management, L.P. (f/k/a Becker Drapkin Management, L.P.), and Becker Drapkin Partners SLV, Ltd.

10.2	Amendment No. 1, dated November 12, 2015, to Agreement, dated as of December 9, 2013, by and among Intevac, Inc., Steven R. Becker, Matthew A. Drapkin, BC Advisors, LLC, Northern Right Capital Management, L.P. (f/k/a Becker Drapkin Management, L.P.), Northern Right Capital (QP), L.P. (f/k/a Becker Drapkin Partners (QP), L.P.), and Becker Drapkin Partners, L.P.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEVAC, INC.

Date: November 12, 2015	/s/ JAMES MONIZ
James Moniz
Executive Vice President, Finance and Administration,
Chief Financial Officer, Treasurer and Secretary